EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 28 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: August 12, 2024

Glencore AG

By:	/s/ Martin Haering
Name:	Martin Haering
Title:	Director

By:	/s/ Carlos Perezagua
Name:	Carlos Perezagua
Title:	Director

Glencore International AG

By:	/s/ John Burton
Name:	John Burton
Title:	Director

By:	/s/ Steven Kalmin
Name:	Steven Kalmin
Title:	Director

Glencore plc

By:	/s/ John Burton
Name:	John Burton
Title:	Company Secretary